UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2024
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 6, 2024, Energy Transfer LP (the “Partnership”) entered into (i) an underwriting agreement (the “Senior Notes Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Senior Notes Underwriters”), with respect to the public offering (the “Senior Notes Offering”) by the Partnership of $1.0 billion aggregate principal amount of its 5.250% Senior Notes due 2029 (the “2029 Notes”), $1.25 billion aggregate principal amount of its 5.600% Senior Notes due 2034 (the “2034 Notes”) and $1.25 billion aggregate principal amount of its 6.050% Senior Notes due 2054 (the “2054 Notes” and, together with the 2029 Notes and the 2034 notes, the “Senior Notes”), and (ii) an underwriting agreement (together with the Senior Notes Underwriting Agreement, the “Underwriting Agreements”) with Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (together with the Senior Notes Underwriters, the “Underwriters”), with respect to the public offering (the “Junior Notes Offering” and, together with the Senior Notes Offering, the “Offerings”) by the Partnership of $400 million aggregate principal amount of its 7.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (the “Junior Subordinated Notes” and, together with the Senior Notes, the “Notes”).
The Offerings were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-279982) of the Partnership, which became effective on June 5, 2024, as supplemented by the Prospectus Supplement dated June 6, 2024 relating to the Senior Notes Offering and the Prospectus Supplement dated June 6, 2024 relating to the Junior Notes Offering, each as filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 6, 2024. The Offerings are each expected to close on June 21, 2024, subject to the satisfaction of customary closing conditions. The closing of the Senior Notes Offering is not conditioned on the closing of the Junior Notes Offering and the closing of the Junior Notes Offering is not conditioned on the closing of the Senior Notes Offering. The Partnership intends to use the net proceeds of approximately $3.463 billion (before offering expenses) from the Senior Notes Offering and $396 million (before offering expenses) from the Junior Notes Offering to fund all or a portion of the cash consideration for its previously announced acquisition of WTG Midstream Holdings LLC, refinance existing indebtedness, including borrowings under its revolving credit facility, redeem all of its outstanding Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing limited partner interests in the Partnership (the “Series A preferred units”), and for general partnership purposes.
Each Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership, as applicable, and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of each of the Underwriters are lenders under the Partnership’s revolving credit facility, and certain of the underwriters or their affiliates are holders of the Series A preferred units. In addition, each of the Underwriters are acting as underwriters for each of the Offerings. Accordingly, each of the Underwriters and their affiliates may receive underwriting commissions from each of the Offerings and each of the Underwriters and their affiliates may receive a portion of the net proceeds from each of the Offerings through any repayment of borrowings under the Partnership’s revolving credit facility or redemption of the Series A preferred units.
The foregoing description of the Underwriting Agreements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreements, which are attached as Exhibit 1.1 and Exhibit 1.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 8.01. Other Events.
On June 6, 2024, the Partnership issued a press release relating to the pricing of the Offerings contemplated by the Underwriting Agreements.
In connection with the pricing of the Offerings, the Partnership issued a notice to redeem all of its outstanding Series A preferred units at a redemption price per unit of $1,009.87899, which is equal to $1,000.00 per unit plus unpaid distributions to, but excluding, June 21, 2024, the date set for redemption.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement, dated as of June 6, 2024 among Energy Transfer LP, as issuer, and Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, with respect to the Senior Notes.

1.2
Underwriting Agreement, dated as of June 6, 2024 among Energy Transfer LP, as issuer, and Barclays Capital Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, with respect to the Junior Subordinated Notes.

99.1	Energy Transfer LP Press Release, dated as of June 6, 2024, announcing the pricing of the Notes.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC, its general partner

Date:	June 10, 2024	By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Group Chief Financial Officer